Exhibit 8.1
June 12, 2007
Arbor Realty Trust, Inc.
333 Earle Ovington Blvd – Suite 900
Uniondale, NY 11553
     Re: Certain U.S. Federal Income Tax Matters
Ladies and Gentlemen:
     You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the “Offering”) of common stock of Arbor Realty Trust, Inc., a Maryland corporation (“ART”), $.01 par value per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (File No. 333-141044) filed with the Securities and Exchange Commission, as amended through the date hereof (the “Registration Statement”).
     In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus, dated April 19, 2007 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (iii) the prospectus supplement, dated June 7, 2007 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the Offering, in the form filed with the Securities and Exchange Commission, and (iv) such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, certificates (the “Officer’s Certificates”) containing certain factual representations and covenants of an officer of ART and of Arbor Realty SR, Inc., a Maryland corporation that is an indirect majority-owned subsidiary of ART (“SR Inc.”), which relate to, among other things, the actual and proposed operations of ART and SR Inc., and each of the entities in which ART and SR Inc. hold or have held a direct or indirect interest (collectively, the “Company”). We have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificates, the Registration Statement, the Prospectus or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have,

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June 12, 2007

consequently, assumed and relied on your representations that the information presented in the Officer’s Certificates, the Registration Statement, the Prospectus and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. We are not aware of any factors inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein. Additionally, we have relied, with your permission, on certain opinions rendered by Cadwalader, Wickersham & Taft LLP, to the effect that certain notes issued by the Company will be treated as indebtedness for U.S. Federal income tax purposes.
     In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
     Our opinion is also based on the correctness of the following assumptions: (i) each of the entities comprising the Company has been and will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state or jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.
     In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended, (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

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June 12, 2007

     Based on the foregoing, we are of the opinion that:
a.	Commencing with ART’s taxable year ended December 31, 2003, and SR Inc.’s taxable year ended December 31, 2005, each of ART and SR Inc. has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and each of the ART’s and SR Inc.’s current and proposed method of operation, as described in the Prospectus, will enable ART and SR Inc. to continue to meet the requirements for qualification and taxation as REITs under the Code. As noted in the Prospectus, ART’s and SR Inc.’s qualification and taxation as a REIT depend upon their ability to meet, through actual operating results, certain requirements, including requirements relating to their assets, income, distribution levels and diversity of stock ownership, and various other qualification requirements imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the operation of ART or SR Inc. for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

b.	Although the discussion set forth in the Prospectus under the heading “Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of Common Stock, subject to the limitations and qualifications set forth therein.
     We express no opinion on any issue relating to ART, SR Inc. or any investment therein, other than as expressly stated above.
     This opinion has been prepared for you in connection with the transaction described herein. It may not be relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement

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June 12, 2007

or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
Very truly yours,
Skadden, Arps, Slate, Meagher & Flom LLP